Exhibit 99.1

TripAdvisor Reports Third Quarter 2019 Financial Results

NEEDHAM, MA, November 6, 2019 — TripAdvisor, Inc. (NASDAQ: TRIP) today announced financial results for the third quarter ended September 30, 2019.

•	Total revenue, GAAP Net Income and adjusted EBITDA decreased 7%, 28% and 12% year-over-year, respectively.

•	In light of these results and ongoing trends, TripAdvisor:
o	Announces a comprehensive cost structure evaluation
o	Declares a special cash dividend of $3.50 per share, returning an estimated $490 million of capital to shareholders
o	Authorizes the repurchase of an additional $100 million in shares of common stock, which increases the amount available under its share repurchase program to $250 million

•

TripAdvisor also announces a strategic partnership with Trip.com Group Limited (Nasdaq: TCOM) (“Trip.com Group”, formerly known as Ctrip.com International Ltd. (Nasdaq: CTRP)) that includes a joint venture, a content sharing agreement and a governance agreement

“Q3 was more difficult than we anticipated, but we are taking action,” said Chief Executive Officer Steve Kaufer. “We are driving non-auction revenue growth in our HM&P and E&D segments; we are containing costs; and we are returning more capital to shareholders. We are also excited to announce our strategic partnership with Trip.com Group.”

Third Quarter 2019 Summary

	Three months ended September 30,
(In millions, except percentages and per share amounts)	2019	2018	% Change
Total Revenue	$428	$458	(7)%
Hotels, Media & Platform	$238	$270	(12)%
Experiences & Dining	$141	$118	19%
Other	$49	$70	(30)%

GAAP Net Income	$50	$69	(28)%

Total Adjusted EBITDA (1)	$129	$146	(12)%
Hotels, Media & Platform	$93	$97	(4)%
Experiences & Dining	$15	$28	(46)%
Other	$21	$21	0%

Non-GAAP Net Income (1)	$81	$101	(20)%

Diluted Earnings per Share:
GAAP	$0.36	$0.49	(27)%
Non-GAAP (1)	$0.58	$0.72	(19)%

Cash flow from operating activities	$1	$14	(93)%
Free cash flow (1)	$(22)	$(1)	n.m.

(1)

“Adjusted EBITDA”, “Non-GAAP Net Income”, “Non-GAAP Diluted Earnings per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Chief Financial Officer Ernst Teunissen added, “While hotel click-based auction trends have somewhat dampened our 2019 outlook, we are prudently reducing and re-allocating expenses in certain parts of our business to preserve strong profitability while investing in strategic growth areas. We operate a very profitable, cash-generative business. Our strong balance sheet gives us the flexibility, both now and in the future, to simultaneously invest in growth areas, fund opportunistic M&A and return cash to shareholders.”

Third Quarter 2019 Operational and Financial Highlights

•	Total Revenue was $428 million, a 7% decrease year-over-year. We estimate that excluding year-over-year changes in foreign currency Total Revenue decreased approximately 5% year-over-year.
•	GAAP Net Income was $50 million, a 28% decrease year-over-year, while Non-GAAP Net Income was $81 million, a 20% decrease year-over-year.
•

Total Adjusted EBITDA was $129 million, a 12% decrease year-over-year, and Total Adjusted EBITDA margin was 30%, a two percentage point decrease year-over-year. We estimate that excluding year-over-year changes in foreign currency Total Adjusted EBITDA decreased approximately 9% year-over-year.

•

Hotels, Media & Platform segment revenue was $238 million, a 12% decrease year-over-year. Hotels, Media & Platform segment Adjusted EBITDA was $93 million, a 4% decrease year-over-year, and Hotels, Media & Platform segment Adjusted EBITDA margin was 39%, a three percentage point increase year-over-year. We estimate that excluding changes in foreign currency Total Hotels, Media & Platform Segment Adjusted EBITDA decreased approximately 2% year-over-year.

•

Experiences & Dining segment revenue grew 19% to $141 million, while Experiences & Dining segment Adjusted EBITDA reflected ongoing long-term growth investments. We estimate that excluding year-over-year changes in foreign currency Total Experiences & Dining Segment Revenue grew approximately 23%.

•

Other revenue decreased 30% to $49 million, primarily driven by the elimination of some marginal and unprofitable revenue within some non-TripAdvisor branded offerings near the end of last year, which reduced revenue and increased profitability.

•	Cash and cash equivalents and short-term marketable securities was $933 million and there was no outstanding debt as of September 30, 2019.
•

Cash flow from operating activities for the three months ended September 30, 2019 decreased by $13 million. Free cash flow for the three months ended September 30, 2019 decreased by $21 million year-over-year, reflecting an increase in capital expenditures year-over-year.

Third Quarter 2019 Revenue by Source

	Three months ended September 30,
(In millions, except percentages)	2019	2018	% Change
Hotels, Media & Platform
TripAdvisor-branded hotels	$197	$229	(14)%
TripAdvisor-branded display and platform	41	41	0%
Experiences & Dining	141	118	19%
Other (1)	49	70	(30)%
Total Revenue	$428	$458	(7)%
(1)	Other consists of our Rentals, Flights/Cruises/Car Rentals, SmarterTravel and TripAdvisor China business units.

TripAdvisor Declares Special Cash Dividend and Increase in Share Repurchase Program

On November 1, 2019, TripAdvisor's Board of Directors declared a special cash dividend of $3.50 per share, or estimated at approximately $490 million in the aggregate. The dividend is payable on December 4, 2019 to stockholders of record on November 20, 2019.

On November 1, 2019, TripAdvisor's Board of Directors also authorized the repurchase of an additional $100 million in shares of our common stock under our existing share repurchase program, which increased the amount available to TripAdvisor under this share repurchase program to $250 million.

TripAdvisor Enters Strategic Partnership with Trip.com Group Limited

On November 6, 2019, TripAdvisor’s subsidiary TripAdvisor Singapore Private Limited entered into a joint venture with Ctrip Investment Holding Ltd, a subsidiary of Trip.com Group. This strategic partnership pairs Trip.com Group’s market leadership in travel booking capabilities and China travel market expertise with TripAdvisor’s unique brand strength, rich global user-generated content, and points-of-interest database, as well as best-in-class in-destination supply. Under the terms of the transaction, Trip.com Group will be the majority shareholder of a new joint venture entity and will contribute cash and market expertise. TripAdvisor will own 40% of the joint venture, and will contribute a long-term exclusive brand and content license and certain other assets of its China business. Both companies have also agreed to share inventories in travel categories at the joint venture level. TripAdvisor anticipates its contribution of China assets to the joint venture will not have a significant impact on its ongoing consolidated operating results.

Simultaneously, Trip.com Group and TripAdvisor’s subsidiary have entered into Global Content Agreements providing for distribution of selected TripAdvisor content on Trip.com Group brands, including Trip.com, Ctrip, Skyscanner and Qunar. The parties also entered into a Governance Agreement pursuant to which Trip.com Group will have a nomination right for one TripAdvisor, Inc. Board seat commencing upon the relevant regulatory bodies' approvals of the transaction. To maintain this nomination right, Trip.com Group must acquire up to 6.95 million TripAdvisor shares or TripAdvisor shares valued at $317.6 million through open market transactions within one year following the regulatory approvals. TripAdvisor and its controlling stockholder, Liberty TripAdvisor Holdings, Inc. (“LTRP”), have separately agreed to provide Trip.com Group with certain information rights with respect to certain potential transactions for the sale of TripAdvisor Class B shares or LTRP Series B shares, respectively.

Digital Services Tax

The OECD/G20 Inclusive Framework have issued various guidelines, policy notes, and proposals that if adopted may result in an overhaul of the international taxation system under which our current tax obligations are determined. As the OECD/G20 Inclusive Framework drives toward a consensus long-term solution, several countries have introduced unilateral initiatives which impose new types of non-income taxes, including taxes based on a percentage of revenue. Several countries in which we do business have proposed or enacted taxes applicable to digital services such as online advertising, social media platforms, and online marketplaces. In July 2019, France signed into law a 3% digital services tax to be applied retroactively as of January 1, 2019. TripAdvisor recorded $3 million in the third quarter of 2019 in general and administrative expense (as a non-income tax) as an estimate of its tax liability under such digital services tax for the first nine months of 2019.  For the full year 2019, TripAdvisor estimates that its digital services tax liability will be only slightly higher. Other countries, such as Italy, Spain, and the United Kingdom, have also proposed similar taxes likely to be applicable for 2020.

Conference Call

TripAdvisor posted prepared remarks and supplemental financial information on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com. TripAdvisor will host a conference call tomorrow, November 7, 2019, at 8:30 a.m., Eastern Time, to discuss TripAdvisor’s third quarter 2019 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 4048509) until November 13, 2019 and the webcast will be accessible at http://ir.tripadvisor.com/events-and-presentations for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor (NASDAQ:TRIP), the world's largest travel platform*, helps nearly 460 million travelers each month** make every trip their best trip. Travelers across the globe use the TripAdvisor site and app to browse more than 830 million reviews and opinions of 8.6 million accommodations, restaurants, experiences, airlines and cruises. Whether planning or on a trip, travelers turn to TripAdvisor to compare low prices on hotels, flights and cruises, book popular tours and attractions, as well as reserve tables at great restaurants. TripAdvisor, the ultimate travel companion, is available in 49 markets and 28 languages.

The subsidiaries and affiliates of TripAdvisor, Inc. own and operate a portfolio of websites and businesses, including the following travel media brands: www.airfarewatchdog.com, www.bokun.io, www.bookingbuddy.com, www.cruisecritic.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, and www.restorando.com), www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.vacationhomerentals.com, and www.viator.com.

*   Source: Jumpshot for TripAdvisor Sites, worldwide, June 2019

** Source: TripAdvisor internal log files, average monthly unique visitors, Q3 2019

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenue	$428	$458	$1,225	$1,269

Costs and expenses:
Cost of revenue	25	23	73	67
Selling and marketing (1)	176	206	534	621
Technology and content (1)	76	72	224	207
General and administrative (1)	51	40	138	129
Depreciation	23	20	69	61
Amortization of intangible assets	9	8	23	24
Total costs and expenses	360	369	1,061	1,109
Operating income	68	89	164	160
Total other income (expense), net	5	(2)	9	(10)
Income before income taxes	73	87	173	150
Provision for income taxes	(23)	(18)	(63)	(45)
Net income	$50	$69	$110	$105

Earnings per share attributable to common stockholders:
Basic	$0.36	$0.50	$0.79	$0.76
Diluted	$0.36	$0.49	$0.78	$0.75

Weighted average common shares outstanding:
Basic	139	138	139	138
Diluted	140	141	141	140

(1) Includes stock-based compensation expense as follows:

Cost of revenue	$-	$-	$1	$-
Selling and marketing	$5	$5	$17	$17
Technology and content	$13	$13	$40	$38
General and administrative	$11	$11	$33	$35

TripAdvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$838	$655
Short-term marketable securities	95	15
Accounts receivable and contract assets, net of allowance for doubtful accounts of $24 and $21, respectively	218	212
Prepaid expenses and other current assets	30	33
Total current assets	1,181	915
Property and equipment, net of accumulated depreciation of $296 and $240, respectively	265	253
Operating lease right-of-use assets	76	-
Intangible assets, net of accumulated amortization of $160 and $140, respectively	92	118
Goodwill	746	756
Deferred income taxes, net	2	27
Other long-term assets	106	98
TOTAL ASSETS	$2,468	$2,167

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16	$15
Deferred merchant payables	196	164
Deferred revenue	72	63
Accrued expenses and other current liabilities	184	151
Total current liabilities	468	393
Deferred income taxes, net	8	21
Other long-term liabilities	344	282
Total Liabilities	820	696

Stockholders’ equity:
Preferred stock, $0.001 par value	-	-
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	-	-
Authorized shares: 1,600,000,000
Shares issued: 138,615,848 and 137,158,010, respectively
Shares outstanding: 126,559,160 and 125,101,322, respectively
Class B common stock, $0.001 par value	-	-
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,114	1,037
Retained earnings	1,156	1,043
Accumulated other comprehensive income (loss)	(75)	(62)
Treasury stock-common stock, at cost, 12,056,688 and 12,056,688 shares, respectively	(547)	(547)
Total Stockholders’ Equity	1,648	1,471
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,468	$2,167

TripAdvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating activities:
Net income	$50	$69	$110	$105
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	23	20	69	61
Amortization of intangible assets	9	8	23	24
Stock-based compensation expense	29	29	91	90
Deferred tax expense (benefit)	(5)	(7)	12	(9)
Other, net	2	2	8	12
Changes in operating assets and liabilities, net of effects from acquisitions	(107)	(107)	51	91
Net cash provided by operating activities	1	14	364	374

Investing activities:
Capital expenditures, including internal-use software and website development	(23)	(15)	(60)	(45)
Purchases of marketable securities	(49)	-	(118)	(1)
Sales of marketable securities	-	14	-	59
Maturities of marketable securities	20	-	40	5
Acquisitions and other investments, net of cash acquired, and other investing activities, net	(2)	(12)	(2)	(36)
Net cash used in investing activities	(54)	(13)	(140)	(18)

Financing activities:
Repurchase of common stock	-	-	-	(100)
Proceeds from 2015 credit facility	-	-	-	5
Payments to 2015 credit facility	-	-	-	(235)
Proceeds from Chinese credit facilities	-	-	-	2
Payments to Chinese credit facilities	-	-	-	(10)
Proceeds from exercise of stock options	-	-	2	3
Payment of withholding taxes on net share settlements of equity awards	(1)	(2)	(28)	(19)
Other financing activities, net	(1)	-	(4)	-
Net cash used in financing activities	(2)	(2)	(30)	(354)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8)	(2)	(11)	(12)
Net increase (decrease) in cash, cash equivalents and restricted cash	(63)	(3)	183	(10)
Cash, cash equivalents and restricted cash at beginning of period	901	666	655	673
Cash, cash equivalents and restricted cash at end of period	$838	$663	$838	$663

TripAdvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended
	September 30, 2019	September 30, 2018	% Change
Revenue:
Hotels, Media & Platform	$238	$270	(12)%
Experiences & Dining	141	118	19%
Other (1)	49	70	(30)%
Total revenue	$428	$458	(7)%
Adjusted EBITDA:
Hotels, Media & Platform	$93	$97	(4)%
Experiences & Dining	15	28	(46)%
Other (1)	21	21	0%
Total Adjusted EBITDA (2)	$129	$146	(12)%
Adjusted EBITDA Margin:
Hotels, Media & Platform	39%	36%
Experiences & Dining	11%	24%
Other (1)	43%	30%
Total Adjusted EBITDA Margin (2)	30%	32%

Net Income (3)	$50	$69
Net Income Margin	12%	15%

	Nine Months Ended
	September 30, 2019	September 30, 2018	% Change
Revenue:
Hotels, Media & Platform	$746	$795	(6)%
Experiences & Dining	346	278	24%
Other (1)	133	196	(32)%
Total revenue	$1,225	$1,269	(3)%
Adjusted EBITDA:
Hotels, Media & Platform	$306	$259	18%
Experiences & Dining	(1)	39	n.m.
Other (1)	42	37	14%
Total Adjusted EBITDA (2)	$347	$335	4%
Adjusted EBITDA Margin:
Hotels, Media & Platform	41%	33%
Experiences & Dining	0%	14%
Other (1)	32%	19%
Total Adjusted EBITDA Margin (2)	28%	26%

Net Income (3)	$110	$105
Net Income Margin	9%	8%

n.m. = not meaningful

(1)	Other consists of the combination of our Rentals, Flights/Cruises/Car Rentals, SmarterTravel and TripAdvisor China business units.
(2)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(3)	This amount reflects our consolidated GAAP Net Income for the periods presented. TripAdvisor does not calculate or report net income by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange, as well as other measures.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

TripAdvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; (7) legal reserves and settlements; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. During the fourth quarter of 2018, the Company revised its Adjusted EBITDA definition to exclude legal reserves and settlements, as the Company believes these costs are not directly tied to the core operations of our businesses. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our Adjusted EBITDA definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2018, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on GAAP results in any period.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt, if any;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect certain income and expenses not directly tied to the core operations of our business, such as legal reserves and settlements;
•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

TripAdvisor defines “non-GAAP net income” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation such as the U.S. Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; and (5) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance. During the fourth quarter of 2018, the Company revised its non-GAAP net income definition to exclude legal reserves and settlements, as the Company believes these costs are not directly tied to the core operations of our businesses. The Company believes this change better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our non-GAAP net income definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2018, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on GAAP results in any period.

TripAdvisor defines “non-GAAP net income per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. TripAdvisor calculates non-GAAP diluted EPS using GAAP diluted shares determined under the treasury stock method.

Non-GAAP net income and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income does not include all items that affect our net income and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

TripAdvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Reconciliation of GAAP Net Income to Adjusted EBITDA (Non-GAAP):
GAAP Net Income	$50	$69	$110	$105
Add: Provision for income taxes	23	18	63	45
Add: Other expense (income), net	(5)	2	(9)	10
Add: Depreciation and amortization of intangible assets	32	28	92	85
Add: Stock-based compensation expense	29	29	91	90
Adjusted EBITDA (Non-GAAP)	$129	$146	$347	$335

Revenue (GAAP)	$428	$458	$1,225	$1,269

Net Income margin (GAAP)	12%	15%	9%	8%
Adjusted EBITDA margin (Non-GAAP) (1)	30%	32%	28%	26%

Reconciliation from GAAP Net Income and GAAP Net Income per diluted share to Non-GAAP net income and Non-GAAP net income per diluted share:
GAAP Net Income	$50	$69
Add: Stock-based compensation expense	29	29
Add: Amortization of intangible assets	9	8
Subtract: Other gain on investment	-	1
Subtract: Income tax effect of Non-GAAP adjustments (2)	7	6
Add: Income tax impact related to U.S. Tax Cuts and Jobs Act of 2017 (3)	-	2
Non-GAAP net income	$81	$101

GAAP diluted shares	140	141

GAAP Net Income per diluted share	$0.36	$0.49
Non-GAAP net income per diluted share (4)	0.58	0.72

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by operating activities (GAAP)	$1	$14	$364
Subtract: Capital expenditures	23	15	60
Free cash flow (Non-GAAP)	$(22)	$(1)	$304

Revenue Before Effects of Foreign Exchange:
Total Revenue (GAAP)	$428	$458
Estimated effects of foreign exchange	9
Non-GAAP Total revenue before effects of foreign exchange	$437
Year/Year Growth (5)	(5)%

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Adjusted EBITDA Before Effects of Foreign Exchange:
Total Adjusted EBITDA (Non-GAAP)	$129	$146
Estimated effects of foreign exchange	4
Total Adjusted EBITDA before effects of foreign exchange (Non-GAAP)	$133
Year/Year Growth (5)	(9)%

Hotels, Media & Platform Segment Revenue Before Effects of Foreign Exchange:
Total Hotels, Media & Platform Segment Revenue (GAAP)	$238	$270
Estimated effects of foreign exchange	3
Non-GAAP Total Hotels, Media & Platform segment revenue before effects of foreign exchange	$241
Year/Year Growth (5)	(11)%

Hotels, Media & Platform Segment Adjusted EBITDA Before Effects of Foreign Exchange:
Total Hotels, Media & Platform Segment Adjusted EBITDA (GAAP)	$93	$97
Estimated effects of foreign exchange	2
Non-GAAP Total Hotels, Media & Platform Segment Adjusted EBITDA before effects of foreign exchange	$95
Year/Year Growth (5)	(2)%

Experiences & Dining Segment Revenue Before Effects of Foreign Exchange:
Total Experiences & Dining Segment Revenue (GAAP)	$141	$118
Estimated effects of foreign exchange	4
Non-GAAP Total Experiences & Dining segment revenue before effects of foreign exchange	$145
Year/Year Growth (5)	23%
(1)	TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(3)	Represents an expense for income taxes related to the 2017 Tax Act Transition Tax of $2 million recorded during the three months ended September 30, 2018.
(4)	TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares.
(5)

Represents constant currency growth, as a percentage, which is calculated by determining the change in current period revenues and Adjusted EBITDA figures over prior period revenues and Adjusted EBITDA figures, where current period figures are translated using prior period foreign currency exchange rates.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and TripAdvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

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(781) 800.5061

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